                                                                EXHIBIT 10(o)(i)

The following is a fair and accurate English translation of a German language document, filed pursuant to Rule 306 of Regulation S-T. Upon request, the original language document will be provided to the Commission or the Staff.

                                                     CN Biosciences, Inc.

                                                     By:  /s/ James G. Stewart
                                                     ---------------------------
                                                     Vice President, Secretary
                                                     and Chief Financial Officer

LISCA LEASING AG, CENTRAL ADMINISTRATION                                  [logo]

Lagerstrasse 47, P.O. Box, 8021 Zurich
Tel. 01/295 97 97, Fax 01/242 82 43

                                          EINSCHREIBEN
                                          Calbiochem-Novabiochem AG
                                          Messrs. A. Muller and W. Herrmann
                                          Weidenmattweg 4
                                          P.O. Box
                                          4448 Laufelfingen

                                          Zurich, July 5, 1994
                                          BG/ga

RE:      REAL PROPERTY LEASING CONTRACT NO. 80051

Gentlemen:

Pursuant to section III.3.1 of the leasing contract, rent is adjusted to changed conditions on the capital market at the beginning of the 11th lease year, i.e., on July 1, 1994.

The existing quarterly rent of Fr. 73,337.00 was based on the 5.75% interest rate for five-year cash deposit certificates at Basellandschaftliche Kantonalbank which was in effect at the time of most recent adjustment.

On July 1, 1994, we charged the sum of Fr. 68,003.00 against your account using the direct debit collection procedure for Swiss banks. This sum would have corresponded to quarterly rent at a base interest rate of 4.75%. But since, according to the communication by Basellandschaftliche Kantonalbank, the relevant interest rate for five-year cash deposit certificates is 5.0%, we have recalculated the rent. The new rent is

FR. 69,342.00 PER QUARTER.

The Fr. 1,339.00 difference from the already debited amount will be charged against your account in the middle of this month.

The next adjustment of rent will take place on July 1, 1999.

The new rents are calculated in such a manner that the purchase prices applicable for purposes of the exercise of the purchase right will remain unchanged:

Fr. 1,903,000.00 in the case of exercise on 6/30/1999, Fr. 1,005,000.00 in the case of exercise on 6/30/2004.

LISCA LEASING AG, CENTRAL ADMINISTRATION                                  [logo]

Lagerstrasse 47, P.O. Box, 8021 Zurich
Tel. 01/295 97 97, Fax 01/242 82 43

                                      - 2 -

For this reason, the quarterly rent payments will be:

Fr. 70,626.00 from 7/1/1999 through 6/30/2004,

assuming a constant base interest rate of 5.0% at the time of the next adjustment.

This letter shall constitute an integrated component of the leasing contract. We therefore ask that you confirm your agreement for us by signing the enclosing duplicate of this letter.

We thank you for your outstanding cooperation thus far and look forward to a continued pleasant lease relationship.

                                      Sincerely yours,

                                      LISCA LEASING AG

                                      /s/ B. Grieder          /s/ B. Muller
                                      -----------------       ------------------
                                      B. Grieder                  B. Muller

Duplicate of letter
Return envelope

[logo]

                       BASEL-LANDSCHAFT [BASEL DEMICANTON]
                                PUBLIC DOCUMENT
[stamp]
SISSACH CLERK'S OFFICE
NOTARIAL OFFICE

                             relating to an addendum
                      to the real property leasing contract
                    officially certified on February 6, 1984,
                    and the addendum officially certified on
                                January 25, 1990



The undersigned notarial officer, Fritz Emmel, District Clerk in Sissach, hereby certifies:

LISCA LEASING AG, headquartered at Lagerstrasse 47, Zurich, represented pursuant to power of attorney by Hanspeter Laubli, born July 28, 1950 in Seengen AG, Hohenweg 7, 4419 Lupsingen,

LEASING COMPANY,

and

CALBIOCHEM-NOVABIOCHEM AG, headquartered at Weidenmattweg 4, Laufelfingen, represented pursuant to power of attorney by Willy Herrmann, Prokurist [holder of statutory representative authority], Basel, in 4455 Zunzgen,

LESSEE,

hereby enter into an additional addendum to the above-captioned public documents.

The leasing contract, which relates to parcel no. 219 in the Laufelfingen land register and which was officially certified on February 6, 1984, and the addendum, which was officially certified on January 25, 1990, are hereby modified as a consequence of an extension of the contract term for a period of five years. The text set forth in the following sections shall replace the earlier version of those sections in their entirety.

1.       SECTION I.3.      (TRANSFER OF POSSESSION FOR USE)

         Leasing Company hereby transfers to Lessee possession of real property parcel no. 219, along with the renovated building and constructed additions (Lease Object), for the intended use for a term of 20 years.

2.       SECTION I.4.      (LESSEE'S RIGHT TO PURCHASE)

         Lessee shall have a right to purchase the Lease Object which may be exercised at the end of the 15th and 20th year of the lease.

3.       CONCERNING SECTION III.2   (CONTRACT TERM)

         The lease term began in July 1, 1984, and shall end on June 30, 2004.

4.       CONCERNING SECTION III.3.1.        (RENT)

         On the basis of the 4.75% interest rate for five-year cash deposit certificates at Basellandschaftliche Kantonalbank, the quarterly rent was:

         -Fr.  59,950.00 from July 1, 1984, through June 30, 1986
         -Fr.  67,730.00 from July 1, 1986, through June 30, 1988
         -Fr.  74,870.00 from July 1, 1988, through June 30, 1989.

         On the basis of the 5.75% interest rate for five-year cash deposit certificates at Basellandschaftliche Kantonalbank, the quarterly rent was:

         -Fr.  87,405.00 from July 1, 1989, through June 30, 1990
         -Fr.  93,461.00 from July 1, 1990, through June 30, 1991
         -Fr.  98,830.00 from July 1, 1991, through June 30, 1992
         -Fr. 103,739.00 from July 1, 1992, through September 30, 1993.

         Starting on October 1, 1993, the rent shall be Fr. 73,337.00 per quarter.

         At the beginning of the 11th and 16th lease year (i.e., on July 1, 1994, and July 1, 1999), rent shall be adjusted by Leasing Company to reflect the changed conditions in the capital market and shall then remain fixed for the following five years. The 5.75% interest rate (or the respective interest rate at the time of the new adjustment) for five-year cash deposit certificates at Basellandschaftliche Kantonalbank shall serve as the basis.

         Leasing Company shall inform Lessee of the reset rent amount no later than 30 days after it goes into effect.

5.       CONCERNING SECTION III.3.3.        (AMORTIZATION)

         After twenty years, the amortization contained in the rent payments will reduce the relevant investment costs to a residual value of Fr. 1,005,000.00 (one million five hundred thousand francs) (section B.2 of the Standard Contract Terms).

6.       SECTION IV.2.     (LESSEE'S PURCHASE RIGHT--EXERCISE)

         The purchase right may be exercised at the end of the 15th and 20th lease years, calculated from July 1, 1994, i.e., it may be exercised on June 30, 1999, and June 30, 2004 (performance deadlines). The declaration to Leasing Company announcing exercise shall be submitted by registered mail by no later than one year prior to the performance deadline. Benefits and burdens shall begin on the day of the performance deadline.

7.       SECTION IV.3.     (PURCHASE PRICE)

         The purchase price corresponds to total investment costs, less the amortization contained in the rent payments. Based on Fr. 3,367,962.28, the purchase price is:

         FR. 1,903,000.00   (one million nine hundred thousand francs) in the
                            event of exercise of the purchase right at the end of the fifteenth year of the lease (6/30/1999);



         FR. 1,005,000.00  (one million five thousand francs) in the event of exercise of the purchase right at the end of the twentieth year of the lease (6/30/2004).



         The timely payment of rent is presumed.

         The purchase price shall be paid to Leasing Company in cash or bank check simultaneously with the land register application for transfer of title. Starting on the entry date, the purchaser would assume any debts, including accrued interest, secured by the property--in an amount not to exceed the purchase price--subject to the terms and conditions existing at that time and would offset said obligations against the purchase price.

8.       CONTRACT DATED FEBRUARY 6, 1984, AND ADDENDUM DATED
         JANUARY 25, 1990

         This addendum shall be attached to the contract which was officially certified on February 6, 1984, and the addendum which was officially certified on January 25, 1990. The remaining portions of said documents shall remain fully in effect.

9.       CONTRACT COSTS

         Lessee shall bear all costs and fees related to the conclusion of this addendum.

                              --------------------

After being read by the contracting parties and/or their representatives, this document is approved as correct, complete and drafted in accordance with their intent and signed personally in their name. The document shall then be signed by the notarial officer, and an official seal shall be affixed.

The contracting parties and/or their representatives have documented their identity by presenting official identification documents.

The certification is taking place in the office of the undersigned notarial official at the Sissach District Clerk Office.

SISSACH, NOVEMBER 9 (NINTH), 1993 (NINETEEN HUNDRED NINETY-THREE).

The contracting parties:
For LISCA Leasing AG,
pursuant to power of attorney:

/s/ Laubli

For Calbiochem-Novabiochem AG,
pursuant to power of attorney:

/s/ W. Herrmann

                  [seal]                    The District Clerk in Sissach
                  THE DISTRICT REGISTRAR    acting as notarial officer
                  IN SISSACH

                                            /s/ Fritz Emmel
                                            -----------------------
                                            Fritz Emmel

[logo]

                       BASEL-LANDSCHAFT [BASEL DEMICANTON]
                                 PUBLIC DOCUMENT

                             relating to an addendum
                 to the leasing contract dated February 6, 1984

The undersigned notarial officer for Sissach hereby certifies:

LISCA LEASING AG, headquartered at Morgartenstrasse 6, Zurich, represented pursuant to power of attorney by Beat Grieder-Hausermann, born 1945, business employee, from Thurnen, residing at Zwischenbachen 12, 8048 Zurich,

"Leasing Company,"

and

NOVABIOCHEM AG, headquartered at Weidenmattweg 4, 4448 Laufelfingen, represented pursuant to power of attorney by Felix Puschmann, born 1961, single, business administrator, from and residing in 4132 Muttenz, Bahnhofstrasse 43,

"Lessee,"

hereby enter into an addendum to the leasing contract concerning parcel no. 219 in the Laufelfingen land register which was concluded by and between the parties and officially certified on February 6, 1984.

Whereas the partial renovation and expansions of the existing building on parcel no. 219 have been completed and the Leasing Company has closed the construction account which had been maintained for construction costs--and given the changed capital market conditions between the beginning of the lease and the beginning of the sixth year thereof--the parties hereby provide by way of supplement to the leasing contract:

1.       Concerning section II. 5.

         The total investment costs relevant to the calculation of rent under the lease pursuant to section III. 3.1 and to the purchase price definitively total Fr. 3,367,962.28.

2.       Concerning section III. 2.

         The lease term began on July 1, 1984, and shall end on June 10, 1999.

3.       Concerning section III. 3.1

         The quarterly rent was:

         Fr. 59,950.00 per quarter starting July 1, 1984 (1st and 2nd lease years),
         Fr. 67,730.00 per quarter starting July 1, 1986 (3rd and 4th lease years),
         Fr. 74,870.00 per quarter starting July 1, 1988 (5th lease year),

         on the basis of the interest rate of 4.75% for five-year cash deposit certificates at Basellandschaftliche Kantonalbank.

         The rent under the lease shall be:

         Fr. 87,405.00 per quarter starting July 1, 1989 (6th lease year), Fr. 93,461.00 per quarter starting July 1, 1990 (7th lease year), Fr. 98,830.00 per quarter starting July 1, 1991 (8th lease year), Fr. 103,739.00 par quarter starting July 1, 1992 (9th through 15th lease years).

         At the beginning of the 11th lease year (i.e., on July 1, 1994), rent shall be adjusted by Leasing Company to reflect the changed conditions in the capital market and shall then remain fixed for the following five years. The interest rate of 5.75% (or the prevailing interest rate at the time of the new adjustment) for five-year cash deposit certificates at Basellandschaftliche Kantonalbank shall serve as the basis.

         Leasing Company shall inform Lessee of the reset rent amount no later than 30 days after it goes into effect.

4.       Concerning section III. 3.3

         After 15 years, the amortization contained in the rent payments shall reduce the relevant investment costs to a residual value of Fr. 1,005,000.00 (one million five hundred thousand francs) (B.2 of the "Standard Contract Terms").

5.       Concerning section IV. 2.

         The right of purchase may be exercised at the end of the tenth and fifteenth lease years, calculated from the entry of the leasing project according to section III. 2., i.e. June 30, 1994, and June 30, 1999 (performance deadlines). The declaration to Leasing Company announcing exercise shall be submitted in writing by no later than one year prior to the performance deadline. Benefits and burdens shall begin on the day of the performance deadline.

         Lessee shall be entitled to submit the land register application. Documentation of payment of the purchase price shall be attached to land register application. The land register application shall be made either by June 30, 1994, or June 30, 1999.

6.       Concerning section IV. 3.

         The purchase price corresponds to the total investment costs determined in section II. 5, less the amortization contained in the rent payments. Based on relevant investment costs of Fr. 3,367,962.28, the purchase price is:

         Fr. 2,410,000.00 (two million four hundred ten thousand francs) in the event of exercise of the purchase right at the end of the tenth lease year;

         Fr. 1,005,000.00 (one million five thousand francs) in the event of exercise of the purchase right at the end of the fifteenth lease year;

         the timely payment of rent is presumed.

         The purchase price shall be paid to Leasing Company in cash or bank check simultaneously with the land register application for transfer of title.

7.       Contract dated February 6, 1984

         This addendum shall be attached to the lease contract which was officially certified on February 6, 1984, whose remaining portions shall remain fully in effect.

8.       Contract costs

         Lessee shall bear all costs and fees arising from this addendum.

After being read by the contracting parties and/or their representatives, this document shall be approved as correct, complete and drafted in accordance with their intent and signed personally in their name. The document shall then be signed by the notarial officer, and an official seal shall be affixed.

The contracting parties and/or their representatives have documented their identity by presenting official identification documents.

The certification is taking place in the office of the undersigned notarial official at the Sissach District Clerk Office.

Sissach, January 25 (twenty-fifth), 1990 (nineteen hundred ninety).

The contracting parties:

For LISCA Leasing AG, pursuant to power of attorney:

/s/ Grieder

For Novabiochem AG, pursuant to power of attorney:

/s/ F. Puschmann

fe/ed

[seal]                                      The notarial officer:
DISTRICT CLERK'S OFFICE,
SISSACH                                     SISSACH DISTRICT CLERK'S OFFICE

NOTARIAL OFFICE

                                            /s/ F. Emmel

[logo]

                       BASEL-LANDSCHAFT [BASEL DEMICANTON]
                                 PUBLIC DOCUMENT

                         relating to a leasing contract

The undersigned notarial officer, the district clerk for Sissach, hereby certifies:

The following contract is hereby concluded by and between

LISCA Leasing AG, headquartered at Morgartenstrasse 6, Zurich, represented by Hugo Anton Konrad, born 1948, from Remetschwil AG, residing in Pfaffikon ZH, director, and Alexander Moritzi, born 1934, from Chur GR, residing in Greifensee ZH, who hold joint signatory authority,

"Leasing Company"

and

Novabiochem AG, headquartered at Weidenmattweg 4, Laufelfingen, represented by Paul Schaub, from Diegten, residing in Binningen, management board president, and Max Sutz, from Kellen ZH, residing in Wettingen AG, management board member, who hold joint signatory authority,

"Lessee"

I.       Intent of the parties

         1. Acquisition of the lease object or construction site property Leasing Company shall acquire from Balit AG, Basel, the following piece of real property pursuant to a purchase contract publicly certified today:

In the Laufelfingen land register

No. 219  13 a 88 square meters
         building no. 2, 4, courtyard,
             Moosmatt,
             Cadaster estimate                  Fr. 493,400.00
             Fire warehouse estimate            Fr. 192,590.00

                           Easements and encumbrances

         b. Servitude: Building prohibition and prohibition against storage of goods and materials in favor of no. 217, 800,

         c. Servitude: Pedestrian and vehicular right of way for no. 800.

                                      Notes

         b. Servitude: Water line belonging to Laufelfingen Water Supply.

                                     Notices

                                 None recorded.

                        Real property security interests

                      According to entry in land register.

                               Real property owner

                        Balit AG, headquartered in Basel.

The separately concluded purchase contract shall constitute a component of this document. A copy of said purchase contract shall be attached to the leasing contract.

         2. Partial renovation of the existing building, demolition of the annex structures and creation of an addition

            In accordance with the construction agreement in section II, Leasing Company shall cause the existing building to be renovated, and shall cause the demolition of both annex structures and the creation of an addition.

         3. Leasing

            Leasing Company shall lease the parcel no. 219 real property with the building which is to be renovated, along with the additions which are to be created (hereinafter described as Lease Object), to Lessee for a term of 15 years.

         4. Lessee's right of purchase

            Lessee shall have a right to purchase the Lease Object which may be exercised at the end of the 10th and 15th lease years.

            The rights and duties of the contracting parties shall be governed by the following specific provisions and the attached "Standard Contract Terms".

II.      Construction agreement

         1. Contractual bases

            Leasing Company shall cause the partial renovation of the existing building and the creation of additions.

                  The following contractual bases which have been signed by both contracting parties shall govern in this connection:

                  - cost estimate of Lisca Leasing AG, Zurich, dated December 1983,
                  - project plans (situation, floor plans, facades, cross-sections, scale 1:50).

                  It is hereby declared that these bases shall constitute an integrated component of this contract.

         2. Beginning of construction

            Leasing Company, in agreement with Lessee, shall initiate the start of construction immediately, provided that the requirements pursuant to Art. 1 of the Standard Contract Terms are met.

         3. Duration of construction

            According to the plan, the entire Object is to be ready for occupation on July 1, 1984 (the primary building will be occupied on April 1, 1984).

         4. Construction interest

            Charges to the construction account shall bear net interest of 7.25% per annum. This interest rate is based on the currently prevailing interest rates for five-year cash obligations at Basellandschaftliche Kantonalbank (4.5% per annum). A change in this rate shall result in a change in the construction interest rate.

         5. Basis for the calculation of rent under the lease and the purchase price

            Total investment costs for the lease object, including renovation and additions, is estimated as follows:

            Fr. 915,000.00 purchase price for parcel no. 219

            Fr. 2,435,000.00 partial renovation, demolition, costs for additions and ancillary costs

            Fr. 3,350,000.00 TOTAL

III.     Lease contract

         1. Lease object

            Leasing Company shall lease the Lease Object to Lessee. A sublease shall require the consent of Leasing Company.

         2. Term of lease

            Entry of the Lease Object shall take place on the date of readiness for occupation. Thereafter the lease shall last 15 years. As mentioned in section II. 3, readiness for occupation is tentatively planned for July 1, 1984.

            The structure shall be deemed ready for occupation when the work required for the intended use has been completed. Completion work and finishing surrounding work, including planting, may be undertaken after readiness for occupation.

         3. Rent under the lease

            3.1 Rent under the lease

            The rent under the lease shall be

                           Fr. 57,617.00 per quarter (1.720% of total investment
costs) in the 1st and 2nd lease years

                           Fr. 65,357.00 per quarter (1.951% of total investment
costs) in the 3rd and 4th lease years

                           Fr. 72,501.00 per quarter (2.164% of total investment
costs) in the 5th lease year

                           Fr. 81,270.00 per quarter (2.425% of total investment
costs) in the 6th lease year

                           Fr. 87,486.00 per quarter (2.612% of total investment
costs) in the 7th lease year

                           Fr. 93,106.00 per quarter (2.779% of total investment
costs) in the 8th lease year

                           Fr. 99,505.00 per quarter (2.970% of total investment
costs) in the 9th through 15th lease years.

                  The rent under the lease is fixed under the current basis of 4.5%, the interest rate for 5-year cash deposit certificates at Basellandschaftliche Kantonalbank. Leasing Company may adjust the rent at the beginning of the 6th and 11th lease year, calculated from the entry of the Lease Object, to reflect the changed conditions in the capital market. The interest rate of 4.5% (or the prevailing interest rate at the time of the new adjustment) for five-year cash deposit certificates at Basellandschaftliche Kantonalbank shall serve as the basis.

                  Leasing Company shall inform Lessee of the reset rent amount no later than 30 days after it goes into effect.

                  3.2 Due date

                      Rent under the lease shall be due and payable in advance on the first of the quarter.

                  3.3 Amortization

                      After 15 years, the amortization contained in the rent payments shall reduce the relevant investment costs to a residual value of Fr. 1,000,000.00 (B.3 of the Standard Contract Terms).

IV.      Right of purchase

         1.       Subject matter

                  Provided that Lessee properly satisfies the lease contract in accordance with section III, it shall have a non-transferable right of purchase with respect to the Lease Object (Laufelfingen land register no. 219).

         2.       Eligibility for exercise

                  The right of purchase may be exercised at the end of the 10th and 15th lease years, calculated from the entry of the leasing project according to section III. 2., i.e. June 30, 1994, and June 30, 1999 (performance deadlines). The declaration to Leasing Company announcing exercise shall be submitted in writing by no later than one year prior to the performance deadline. Benefits and burdens shall begin on the day of the performance deadline.

                  Lessee shall be entitled to make the land register application. Documentation of payment of the purchase price shall be attached to land register application. The land register application shall be made either by June 30, 1994, or June 30, 1999.

         3.       Purchase price

                  The purchase price corresponds to total investment costs determined in section II. 5, less the amortization contained in the rent payments. Based on relevant investment costs of Fr. 3,350,000.00, the purchase price is:

                  Fr. 2,385,100.00 (two million three hundred eighty-five thousand francs 00/00)

                  in the event of exercise of the purchase right at the end of the tenth lease year;

                  Fr. 1,000,000.00 (one million francs 00/00)


                  in the event of exercise of the purchase right at the end of the fifteenth lease year;

                  the timely payment of rent is presumed.

                  The purchase price shall be paid to Leasing Company in cash or by bank check simultaneously with the land register application for transfer of title.

         4.       Performance deadlines

                  If the right of purchase is exercised, the application with the land register for transfer of title must be made on the date of expiration of the lease contract.

                  After the performance deadline, the delaying party shall be in default, and a deadline of 20 days for remedying performance shall be imposed on that party pursuant to Art. 107 par. 1 OR [Swiss Law of Obligations]. If performance has still not been rendered by the end of said deadline period, the creditor shall be entitled to proceed pursuant to Art. 107 par. 2 OR.

V.       Joint contractual unity

         1.       Conclusion fee

                  The conclusion fee shall be Fr. 8,375.00 in accordance with
C.1 of the Standard Contract Terms.

         2.       Insurance

                  Leasing Company shall conclude the following insurance contracts in accordance with C.2.5 of the Standard Contract Terms:

                  -        premises liability insurance,
                  -        building insurance for fire and storm damage.

         3.       Integration of the Standard Contract Terms
                  The attached Standard Contract Terms shall constitute an integrated component of this leasing contract.

         4. Duty to obtain approval pursuant to the BBGE [Federal Resolution on the Acquisition of Real Property by Persons Abroad]
                  The contracting parties are aware of the Federal Resolution of March 23, 1961, on the Acquisition of Real Property by Persons Abroad and the regulations of December 21, 1983, with amendments dated February 11, 1976, particularly the criminal consequences of a violation of the federal resolution.

                  They hereby declare that this transaction satisfies the requirements for approval. In the event that the right of purchase is exercised, Lessee shall provide the land register with a valid resolution of the approval authority prior to the submission of the application with the land register for the transfer of title.

         5.       Contract costs

                  Lessee shall assume all costs and fees arising from this contract.

                  This document shall be given to the contracting parties to read, and shall be approved by them as correct, complete and drafted in accordance with their intent and signed personally in their name. The document shall then be signed by the notarial officer, and his official seal shall be affixed.

                  To the extent that they are not personally known by the notarial officer, the contracting parties have documented their identity by presenting official identification documents.

                  The certification is taking place in the office of the undersigned notarial official at the Sissach District Clerk's Office.

                  Sissach, February sixth, nineteen hundred eighty-four. Sissach, February 6, 1984.

The contracting parties:

For LISCA Leasing AG, pursuant to power of attorney:

/s/ Konrad                 /s/ Moritzi

For Novabiochem AG, pursuant to power of attorney:

/s/ Schaub                 /s/ Sutz

[illegible seal]         The notarial officer:

                         SISSACH DISTRICT CLERK'S OFFICE

                         [signature illegible]

                                 Certification:

                           It is hereby certified that this 7 page photocopy
fully matches the original:
Sissach, June 24, 1985

                         Sissach District Clerk's Office
                         Notarial officer
                         [signature illegible]